Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-91526) of Quicksilver Resources Inc. of our report dated June 29, 2009, relating to the financial statements of the Quicksilver Resources Inc. 401(k) Plan appearing in this Annual Report on the Form 11-K of Quicksilver Resources Inc. 401(k) Plan for the year ended December 31, 2008.
/s/ WHITLEY PENN LLP
Fort Worth, Texas
June 29, 2009

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